EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT

                                       OF

                            CERTIFICATE OF FORMATION

                                       OF

                               DEX MEDIA EAST LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

   (Pursuant to Section 18-202 of the Delaware Limited Liability Company Act)

FIRST: The name of the limited liability company ("Limited Liability Company") is Dex Media East LLC.

SECOND: The Certificate of Formation of the Limited Liability Company is hereby amended as follows:

          By striking Article 2 as it now exists and inserting in lieu thereof a new Article 2, reading as follows:

          "SECOND: The address of the registered office and the name and address of the registered agent of the Limited Liability Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808."

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Dex Media East LLC this 12th day of November, 2002.



                                        By:     /s/  Scott Pomeroy
                                           -------------------------------------
                                           Scott Pomeroy, Authorized Person